Exhibit 10.8

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

MASTER SERVICES AGREEMENT FOR PRODUCT SUPPLY

THIS MASTER SERVICES AGREEMENT FOR PRODUCT SUPPLY (“Agreement”) is made and entered into as of February 22nd, 2024 (the “Effective Date”) by and between Marker Therapeutics, Inc., a Delaware corporation (hereinafter referred to as “Marker”) and Cell Ready LLC, a Minnesota limited liability company having a principal place of business at 2100 Old Highway 8 NW, St. Paul, MN 55112 (hereinafter referred to as “Supplier”). Marker and Supplier may be referred to individually as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, Marker wishes to purchase cells and services from Supplier and Supplier wishes to supply cells and services to Marker.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.DEFINITIONS

1.1“Affiliate” shall mean, with respect to a Person, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with, such first Person for so long as such Person controls, is controlled by or is under common control with, such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interests of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.2“Anticorruption Law” shall mean all Applicable Law relating to anti-bribery or anticorruption, including those which prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official to obtain a business advantage; such as, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

1.3“Applicable Law” shall mean all applicable laws, statutes, ordinance, rules, regulations, directives and guidelines of the relevant government or Regulatory Authorities that are applicable to the Services performed under this Agreement or any applicable Work Order, and the supply, use, marketing or sale of the Marker Product.

1.4“Background IP” shall mean any Intellectual Property either: (a) owned or controlled by a Party prior to the Effective Date; or (b) developed or acquired by a Party

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

independently from performance under this Agreement without the use of, reliance on, or access to the other Party’s Confidential Information.

1.5“Batch” shall mean a specific quantity of Product that is intended to be of defined character and quality, within the Specifications, and is produced during one (1) cycle of Product manufacture as defined by the applicable Batch record.

1.6“Business Day” shall mean any day on which commercial banks in Houston, Texas are generally open for business.

1.7“Certificate of Analysis” shall mean the certificate provided by Supplier to Marker listing tests performed, test dates and test results confirming that each Batch of Product meets the Specifications.

1.8“Claim” shall mean any claim, demand, proceeding, action, liability, suit, expense, fine, penalty, damage, loss and cost (including legal and other professional advisers’ fees).

1.9“Confidential Information” has the meaning set forth in Section 11.1.

1.10 “Deliverables” shall mean all work product to be provided by Supplier to Marker under each Work Order.

1.11“Event of Default” shall mean at any time Supplier: (a) files in any court pursuant to any statute a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Supplier, or of its assets; (b) proposes a written agreement of composition for extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding which is admitted in the court; (d) makes an assignment for the benefit of its creditors; (e) becomes unable to pay any amounts it owes when due; or (f) materially breaches this Agreement and fails to cure the breach within thirty (30) calendar days following receipt of written notice of such breach by Marker.

1.12 “cGMP” shall mean the current good manufacturing practices in effect to support the manufacture of Product and promulgated by Regulatory Authorities in the United States or in any given country, including the requirements set forth in U.S. C.F.R. (Title 21, Parts 210-211), FDA guidance documents and PICS GUIDE TO GOOD MANUFACTURING PRACTICE FOR MEDICINAL PRODUCTS PART I, dated 1 February 2022.

1.13“Multi-TAA” shall mean non-genetically engineered T cells that recognize cancer cells through their native T cell receptors.

1.14 “Marker Materials” shall mean the materials, if any, that are provided by or on behalf of Marker or an Affiliate of Marker to Supplier for use in the performance of Services, which materials are specified in the applicable Work Order.

1.15 “Marker Product” shall mean any Marker finished drug product incorporating Multi-TAA.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

1.16“Marker Technology” shall mean all data, specifications, instructions, processes, formulas, technology, expert opinions and information, including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data, methodologies, techniques, and formulations and information provided by or on behalf of Marker or an Affiliate of Marker to Supplier or its designee for use in the performance of the Services related to the Product.

1.17“Intellectual Property” shall mean, in any and all jurisdictions throughout the world, all: (a) Patents; (b) know-how, trade secrets, technology, developments, inventions, and ideas; (c) trademarks and service marks, including all applications and registrations thereof and the goodwill connected with the use of and symbolized by the foregoing; (d) copyrights, including all applications and registrations related to the foregoing; and (e) all other intellectual property and other proprietary rights.

1.18 “Invention” shall mean any discoveries, developments, innovations, modifications, updates, enhancements, improvements, and inventions (whether or not patentable) that are conceived, developed, or reduced to practice.

1.19 “OFAC” shall mean the U.S. Treasury Department’s Office of Foreign Assets Control.

1.20 “Patents” shall mean any patents (including reissues, reexaminations and extensions) and patent applications (including divisions, continuations, continuations-in-part and substitute applications) in any country or territory.

1.21“Permitted Subcontractor” has the meaning set forth in Section 3.2.

1.22“Person” shall mean any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.23 “Product” shall mean Multi-TAA to be supplied by Supplier to Marker pursuant to a Work Order.

1.24 “Product Requirements” shall mean, with respect to a Batch of Product: (a) this Agreement; (b) all applicable Specifications; (c) the applicable requirements of the Quality Agreement; (d) the requirements of Applicable Law; and (e) any other requirements expressly stated in the applicable Work Order, including cGMP.

1.25 “Quality Agreement” shall mean a quality agreement to be entered into between the Parties (as may be amended, reinstated or replaced from time to time), which will specify the roles, responsibilities, procedures and standards by which the Parties will coordinate and implement the operational and quality assurance activities needed to efficiently achieve regulatory compliance objectives set by the Parties in connection with the Services and activities conducted pursuant to this Agreement.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

1.26 “Regulatory Approval” shall mean, in any given country, the granting by the Regulatory Authorities in that country of all approvals that are necessary for the manufacturing, distributing, marketing, sale, pricing and reimbursement of the Marker Product.

1.27 “Regulatory Authority” shall mean any government regulatory authority responsible for granting Regulatory Approval, including the U.S. Food and Drug Administration (“FDA”).

1.28 “Regulatory Materials” shall mean regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in connection with the research, manufacturing, development, or commercialization of the Marker Product in a particular country or jurisdiction.

1.29 “Representatives” shall mean the respective employees, officers, directors, consultants, Affiliates and agents of a Party.

1.30 “Service Charges” shall mean the agreed charges for the performance of the Services as set forth in the applicable Work Order.

1.31“Service Requirements” shall mean: (a) this Agreement; (b) the requirements of Applicable Law; and (c) any requirements expressly stated in a Work Order.

1.32 “Services” shall mean the specified development and manufacturing services to be provided by Supplier or Permitted Subcontractors as set forth in a Work Order.

1.33“Specifications” shall mean those specifications for a Product set out in a Work Order, as may be modified or amended from time to time by mutual written agreement of the Parties.

1.34“Tax” shall mean any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge, or interest).

1.35“Term” has the meaning set forth in Section 12.1.

1.36“Third Party” shall mean an entity other than a Party or its Affiliates.

1.37 “U.S. Trade Controls” shall mean any laws and regulations administered and maintained by the United States Government and any agency thereof pertaining to economic sanctions and export controls, including the U.S. Department of Commerce’s Export Administration Regulations and the various economic sanctions programs promulgated by OFAC.

1.38 “Work Order(s)” shall mean a written document, substantially in the form of Schedule 1, specifying: (a) the Services to be conducted by Supplier; (b) the applicable Product(s) that are the subject of the relevant Services; (c) the Marker Materials to be provided for the Services; (d) the Specifications for the Product; (e) the Deliverables to be supplied in connection therewith; and (f) any other applicable requirements, including whether cGMP is applicable, as

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

mutually agreed to by the Parties, which document shall be incorporated by reference into this Agreement.

2.SCOPE OF AGREEMENT

2.1Structure. This Agreement sets out the master terms and conditions under which Marker and its Affiliates may contract with Supplier for the provision of various Services from time to time by entering into Work Orders with Supplier.

2.2Work Orders. If the Parties agree that Supplier shall provide certain Services, the Parties shall negotiate a Work Order with respect to such Services; which the Parties shall complete, execute and deliver at such time. Each Work Order incorporates the terms of this Agreement by reference and will be governed by the terms and conditions of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Work Order, the terms of this Agreement will govern, unless the Work Order expressly identifies a specific deviation to the terms of this Agreement, and any such deviation shall be strictly limited to that particular Work Order.

3.SERVICES

3.1Provision of Services. Supplier shall provide the Services to Marker and its Affiliates in conformance with the Service Requirements and within the timeframe and target dates set forth in the applicable Work Order. Supplier shall cooperate with the reasonable written instructions and requests of Marker and its Representatives with respect to the Services, provided that such instructions and requests do not contradict Service Requirements or Supplier’s standard operating procedures.

3.2Permitted Subcontractors. Supplier shall not subcontract or sublicense its rights or obligations under this Agreement without the prior written consent of Marker or its applicable Affiliate (any Third Party to whom Marker grants consent pursuant to this Section 3.2 being a “Permitted Subcontractor”). Supplier shall remain fully and unconditionally obligated and responsible for the full and complete performance of all of its obligations under the terms and conditions of this Agreement whether or not such performance is carried out by Supplier or any of its Permitted Subcontractors. Each Permitted Subcontractor must be subject to, and Supplier shall require each Permitted Subcontractor to comply with, all of the terms applicable to Supplier under this Agreement.

4.SUPPLY OF PRODUCT

4.1Supply of Product. If the Services involve the supply of Product, Supplier shall supply such Product to Marker in conformance with the Product Requirements and shall manufacture such Product at the Supplier facility specified for manufacture in the Work Order.

4.2Marker Materials. Supplier will obtain all raw materials and components to be used in the performance of Services under a Work Order other than the Marker Materials specified in such Work Order. Marker shall deliver to Supplier all amounts of Marker Materials specified in the Work Order. Marker shall provide Supplier with all relevant information in its possession concerning the Marker Materials, including the stability, storage and safety thereof. Marker

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

acknowledges and agrees that Supplier shall not be responsible for testing the Marker Materials to confirm compliance with specifications or any other quality matters unless set forth in a Work Order or if requested by Marker and agreed to by Supplier; however, Supplier agrees to notify Marker of any visually obvious defect or damage to the Marker Materials received by Supplier prior to performing any Services with the Marker Materials. Any impacts on the Delivery Date (as defined below) or Product meeting the Product Requirements that result from the Marker Materials being defective or damaged shall, other than due to Supplier’s failure to comply with a Work Order, relieve Supplier of the requirements of Section 4.4, and the applicable Work Order shall be amended to account for changes in the Delivery Date and other affected terms.

4.3Shipping. Supplier shall ship only Products which have been manufactured in accordance with the applicable Product Requirements. Supplier shall ship such conforming Products for delivery on the delivery date set forth in the applicable Work Order (the “Delivery Date”) together with such accompanying documentation (including any applicable Certificate of Analysis) as set forth in the applicable Work Order. Supplier shall ship the Products EXW Supplier’s facility (Incoterms 2020) using such freight carrier as is notified by Marker to Supplier in the applicable Work Order. All Product supplied hereunder will be delivered free and clear of all encumbrances and liens.

4.4Failure to Deliver. If Supplier is unable to deliver the full quantity of Products as set forth on the applicable Work Order on or before the Delivery Date therefor (“Delay”), Supplier shall: (a) promptly notify Marker of such Delay (Products Delayed thereunder, “Delayed Products”); (b) deliver the amount of Products that it is able to deliver, if any, pursuant to Section 4.3; and (c) discuss with Marker in good faith an alternative delivery date for the Delayed Products (“New Delivery Date”). Supplier agrees that in the event the Delay is due to failure to meet Product Requirements for the applicable Products other than such failure being a result of using the Marker Materials, then Supplier shall either (i) rework and/or reprocess such Delayed Products in accordance with the Product Requirements as soon as reasonably possible, or (ii) deliver replacement Products, in each case (i) or (ii), within ninety (90) calendar days of Marker’s receipt of notice pursuant to this Section 4.4 or such other time frame as may be agreed between the Parties at no additional charge unless otherwise set forth in the applicable Work Order.

4.5Inspection. Marker shall visually inspect Product promptly following delivery, and if Marker determines that the Product is not in accordance with the Product Requirements, the Certificate of Analysis or contains obvious defects (“Defective Product”), Marker shall promptly notify Supplier in writing of the same within thirty (30) calendar days following delivery. Upon receipt of notification that a Product is a Defective Product, other than as a result of any action or inaction on the part of Marker, including the failure to store or handle such Defective Product in accordance with the Specifications therefor, at Marker’s option, Supplier shall: (a) rework and/or reprocess such Defective Products in accordance with the Product Requirements as soon as reasonably possible; or (b) deliver replacement Products, in each case (a) or (b), within ninety (90) calendar days of Marker’s notice pursuant to this Section 4.5 or such other time frame as may be agreed between the Parties at no additional charge unless otherwise set forth on the applicable Work Order.

4.6Latent Defects. Notwithstanding Section 4.5, Supplier shall remain liable to Marker and its Affiliates, as appropriate, for any Product that is determined to be Defective Product

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

subsequently and which Product could not reasonably have been determined to be Defective Product earlier pursuant to Section 4.5. Upon discovery of such defect, Marker shall promptly (i.e., within three (3) Business Days) notify Supplier in writing specifying the relevant defect and rejecting the relevant shipment. Upon receipt of such notice, the Parties shall discuss in good faith a rework or reprocess of the impacted lots together with a timeline for delivery. Notwithstanding anything to the contrary, Marker’s failure to notify Supplier of applicable defects under this Section 4.6 within one (1) year of Marker’s receipt of the Product shall release Supplier of its obligations under this Section 4.6. For clarity, any release under this Section 4.6 shall not affect any of Supplier’s other responsibilities, obligations, or liabilities that it may otherwise have under this Agreement.

4.7Disputes. If Supplier disputes that the relevant Product is a Defective Product under Section 4.5 or Section 4.6, either Party may propose to submit the Product to an agreed reputable independent testing laboratory for determination, in which case the Parties shall cooperate to provide such Product to such laboratory. If the independent testing laboratory agrees with Marker’s determination, Supplier shall bear all costs for such testing; otherwise Marker shall bear all such testing costs. The results of such testing shall be binding on the Parties, absent manifest error.

4.8Quality Agreement, Quality Control. The Parties agree to negotiate in good faith and enter into the Quality Agreement within ninety (90) calendar days following the Effective Date. Supplier and Marker shall each comply with, and shall each cause their Permitted Subcontractors and Affiliates, as applicable, to comply with their respective obligations as set forth in the Quality Agreement. Supplier or any Third Party approved by Marker and Supplier shall perform quality control testing of the Product. Supplier is responsible for quality assurance review, approval, and Batch release prior to its shipping of each Batch of Product to Marker to ensure that the Product complies with the Product Requirements. Supplier shall promptly notify Marker within two (2) Business Days, if Supplier becomes aware that any Products or Services do not meet the Product Requirements or Service Requirements, as applicable.

5.PERSONNEL AND MANAGEMENT

5.1Supplier shall: (a) only use personnel with sufficient qualifications and experience in order to supply the Services; (b) provide its personnel with adequate training; and (c) assume full responsibility for its personnel’s compliance with this Agreement.

5.2Each Party will identify a primary contact (“Responsible Person”) who shall be responsible for exchanging information and updates concerning the Services and keeping Supplier and Marker, as applicable, informed. Each Party shall also designate a member of its senior management responsible for making necessary strategic decisions and managing the resolution of disputes between the Parties which cannot be resolved at a lower level. Each Responsible Person shall be available to attend regular scheduled meetings (as agreed between the Parties) and ad hoc meetings as needed with the senior management members to discuss matters relating to the Services.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

6.REGULATORY COOPERATION

6.1General Assistance. Supplier shall provide Marker with assistance and cooperation, as Marker reasonably requires, in order for Marker to obtain and maintain Regulatory Approvals. The costs and fees associated with such assistance and cooperation shall be borne by Marker or as otherwise mutually agreed between the Parties. As specified in the applicable Work Order, the Parties shall agree on which Regulatory Approvals are to be obtained. As between the Parties, Marker will own all Regulatory Materials submitted by Marker to the Regulatory Authorities and all Regulatory Approvals resulting from such submissions.

6.2Regulatory Approvals for the Facility. Supplier shall obtain and maintain all approvals, licenses, registrations, or authorizations of any federal, state, or local regulatory agency, department, or other governmental entity (other than Regulatory Approvals, which will be obtained and maintained by Marker) that are required to manufacture and ship the Product at Supplier’s facility and perform the Services supporting process development.

7.PAYMENTS AND RELATED OBLIGATIONS

7.1Service Charges, Invoices. In consideration of the provision of the Services, Marker shall pay to Supplier the applicable Service Charges and reimbursement of reasonable pass-through costs for expenses therefor to the extent actually incurred by Supplier in the performance of the Services. Supplier shall invoice Marker as set out in the applicable Work Order on the terms set out therein. Where payment intervals or invoicing arrangements are not specified in the applicable Work Order, Supplier will submit monthly invoices in arrears for Services performed and expenses incurred during such period. Supplier shall provide to Marker on request, all documents and information reasonably required to support such invoice. [

7.2Payment Method, Currency. Marker shall pay all undisputed amounts within thirty (30) calendar days of invoice receipt. All payments made by Marker under this Agreement shall be made in United States dollars. Any undisputed invoiced amount that is not paid by Marker when due shall bear interest at the rate of eighteen percent (18%) per annum from the calendar day following the due date until paid in full or the maximum rate allowed by law, whichever is less. In the event there is an undisputed amount which is invoiced by Supplier but not paid by Marker for more than three (3) months after the due date, such event shall be considered a material breach by Marker of this Agreement.

7.3Taxes. All Service Charges stated, and any other payments made by Marker to Supplier under this Agreement: (a) are inclusive of any Taxes, including without limitation any excise, sales, use, or value added (VAT), if any; and (b) shall be made free and clear and without deduction or withholding for any Taxes, except as required by Applicable Law. Marker and its Affiliates shall have no obligation to pay, and Supplier shall be solely responsible for, any Taxes or fees that are based upon Supplier’s income or receipts or otherwise with respect to the performance of the Services hereunder.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

8.INTELLECTUAL PROPERTY

8.1Ownership

8.1.1 Background IP. Each Party shall retain ownership of the entire right, title, and interest in and to its Background IP. For the avoidance of doubt, Marker Background IP includes the Marker Materials, Marker Technology, and any of Marker’s Confidential Information provided by or on behalf of Marker to Supplier for the performance of the Services.

8.1.2 Foreground IP. As between the Parties: (a) Marker shall solely and exclusively own all right, title and interest (including all Intellectual Property) in and to any and (i) all Deliverables, and (ii) all Inventions derived from Marker’s Background IP made by or on behalf of Supplier in its performance of the Services (“Marker Foreground IP”); and (b) Supplier shall solely and exclusively own all right, title and interest (including all Intellectual Property) in and to any and all Inventions derived from Supplier’s Background IP made by or on behalf of Supplier in the performance of the Services, subject to and without limiting Marker’s ownership of its Background IP and Marker Foreground IP (“Supplier Foreground IP”).

8.1.3 Duty to Assign and Cooperate. Supplier hereby assigns, and agrees to assign, all Marker’s Background IP it has in its possession (if any) and all Marker Foreground IP to Marker. Supplier agrees to execute all documents and other instruments and perform any actions necessary or desirable to confirm and perfect such assignment, including without limitation, any copyright assignment or patent assignment provided by Marker. At Marker’s request, Supplier shall promptly record any such patent assignment with the United States Patent and Trademark Office. Marker shall reimburse Supplier for any reasonable out-of-pocket expenses actually incurred and fully documented by Supplier in fulfilling its obligations under this Section 8.1.3.

8.2Licenses

8.2.1 Supplier and its applicable Affiliates hereby grant to Marker and its Affiliates a non-exclusive, perpetual, irrevocable, transferable, assignable, fully-paid up, royalty-free, worldwide license (with the right to grant sublicenses through multiple tiers) to and under any of Supplier’s Background IP and Supplier Foreground IP to the extent such are incorporated or embedded in the Deliverables or in the process of generating or manufacturing the Deliverables and reasonably necessary or useful for Marker to make, have made, manufacture, have manufactured, use, have used, offer for sale, sell, import, and otherwise exploit such Deliverable.

8.2.2 Marker and its applicable Affiliates hereby grant to Supplier until termination or expiry of the applicable Work Order and for a period not exceeding the Term of this Agreement, a non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable (other than to Permitted Subcontractors and solely to the extent necessary for the provision of the Services hereunder) limited license under and to Marker’s Background IP made available to Supplier pursuant to a Work Order solely to the extent required for Supplier to provide the Services under such Work Order on the terms and conditions of this Agreement.

8.3No Other Rights. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

Agreement are reserved by such Party and may be used by such Party for any purpose, and each Party retains exclusive ownership of its respective Intellectual Property.

9.WARRANTIES

9.1Mutual Representations and Warranties. Each Party represents and warrants the following:

9.1.1 Corporate Power. Such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof and its obligations hereunder.

9.1.2 Due Authorization. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on such Party’s behalf has been duly authorized to do so by all requisite corporate action.

9.1.3 Binding Agreement; No Conflicts. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor, to such Party’s knowledge, does it violate any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.1.4 Compliance. Each Party shall conduct its activities under this Agreement in accordance with all Applicable Laws, including Anticorruption Law.

9.2Marker Warranties. Marker represents and warrants to Supplier that as of the Effective Date and during the Term: (a) all Marker Materials, Marker’s Background IP Information and Confidential Information provided by or on behalf of Marker will be suitable for the Services; and (b) Supplier’s use of the Marker Materials, Marker’s Background IP and Confidential Information for the purpose of the Services will not, to Marker’s knowledge as of the date of delivery of the relevant Marker Materials, Marker Background IP, or Confidential Information to Supplier, infringe any Third Party’s Intellectual Property.

9.3Supplier Warranties

9.3.1 Product. Supplier represents and warrants to Marker and its Affiliates that any Product delivered to Marker pursuant to a given Work Order shall conform to the Product Requirements. Supplier further represents and warrants that Product, at the time of delivery to Marker, shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, if applicable.

9.3.2 Intellectual Property. Supplier represents and warrants to Marker and its Affiliates that the provision of the Services and Marker’s or its Affiliates’ receipt and use of those Services (including any Deliverable) shall not, to the best of Supplier’s knowledge as of the date of provision of the applicable Services and the date of delivery of the relevant Services or Deliverables to Marker or its Affiliates, infringe or misappropriate any Intellectual Property of any Third Party.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

9.3.3 Permits. Supplier represents and warrants to Marker and its Affiliates that it has, and its Permitted Subcontractors have, and will maintain during the Term of this Agreement all licenses, permits and similar authorizations of governmental and regulatory authorities necessary for Supplier to comply with all of its obligations pursuant to this Agreement, including without limitation health, safety and environmental permits.

9.3.4 Non-debarment. Supplier represents and warrants that: (a) it has not been debarred or suspended by the FDA or similar actions by any other Regulatory Authority having jurisdiction; and (b) it shall not engage anyone (as a Permitted Subcontractor, Representative or otherwise) who has been debarred by the FDA or similar actions by other Regulatory Authority having jurisdiction, for performing Services under this Agreement.

9.3.5 Professional Standards. Supplier represents and warrants that: (a) it and its Permitted Subcontractors, as applicable, possess the necessary expertise to perform the Services hereunder consistent with professional standards of the industry; and (b) the Services will be performed in a professional and workmanlike manner consistent with professional standards of the industry.

9.3.6 Use of Marker Materials. To the extent Marker or its Affiliate provides Marker Materials in connection with the provision of the Services, Supplier represents and warrants that Supplier and its Permitted Subcontractors will use the Marker Materials only for the manufacture of Product and the performance of Services and not for any other purposes without the express written permission of Marker.

10.INDEMNIFICATION, LIABILITY AND INSURANCE

10.1Indemnification by Supplier. Supplier shall indemnify, defend and hold harmless Marker and its Representatives from and against all Third Party Claims resulting from or arising out of any: (a) breach by Supplier of any of Supplier’s representations, warranties, covenants or obligations under this Agreement; or (b) any negligence, gross negligence or willful misconduct of Supplier or any Supplier Representative, in each case except to the extent that any such Claim arises out of any negligence, gross negligence or willful misconduct of, or breach of this Agreement by Marker and/or its Representatives.

10.2 Indemnification by Marker. Marker shall indemnify, defend and hold harmless Supplier and its Representatives from and against all Third Party Claims resulting from or arising out of any: (a) breach by Marker of any of Marker’s representations, warranties, covenants or obligations under this Agreement; or (b) any negligence, gross negligence or willful misconduct of Marker or any Marker Representative, in each case except to the extent that any such Claim arises out of any negligence, gross negligence or willful misconduct of, or breach of this Agreement by Supplier and/or its Representatives.

10.3 Indemnification Procedure. A Party (the “Indemnitee”) which intends to claim indemnification under Section 10.1 or Section 10.2, as applicable, shall promptly (i.e., within twenty (20) calendar days of receipt) notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification, provided that the failure to provide timely notice to the Indemnitor shall release the Indemnitor from any liability to the Indemnitee but only to the extent the Indemnitor is prejudiced thereby. The Indemnitee shall permit and shall cause its employees and agents to permit the Indemnitor to assume the defense of any such Claim with qualified counsel at the Indemnitor’s

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

sole cost and expense, provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnitee in its reasonable discretion for the same counsel to represent both the Indemnitee and the Indemnitor, the Indemnitee shall be able to obtain its own counsel at the expense of the Indemnitor. The Indemnitee may participate in such defense through counsel of its own selection at the Indemnitee’s sole cost and expense. Neither Party shall settle or consent to entry of judgment of any such Claim without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Indemnitee shall be deemed to have granted such consent if either: (a) such settlement does not adversely affect the Indemnitee and does not impose any obligation or liability on the Indemnitee which cannot be assumed and performed in full by the Indemnitor; or (b) such settlement involves only the payment of money by the Indemnitor or its insurer. The Indemnitor shall not be responsible for any attorneys’ fees or other costs incurred other than as provided in this Agreement. The Indemnitee, its employees and its agents shall provide reasonable and good faith assistance (including but not limited to documents and testimony) to the Indemnitor and its legal representatives, at the Indemnitor’s expense, in the investigation and defense of any Claim covered by this indemnification.

10.4 Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT WITH RESPECT TO: (A) A CLAIM ARISING OUT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (B) ANY AMOUNTS PAYABLE PURSUANT TO SECTION 10.1 OR SECTION 10.2; OR (C) ANY BREACH OF SECTION 11, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFIT, INCOME, BUSINESS INTERRUPTIONS, DIMINUTION OF VALUE OR LOSS OF OPPORTUNITY OR ANY INDIRECT, INCIDENTAL, MULTIPLE, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (EACH INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT, INCOME, BUSINESS INTERRUPTIONS, DIMINUTION OF VALUE OR LOSS OF OPPORTUNITY) WHATSOEVER THAT IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NON-PERFORMANCE HEREUNDER, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN PUT ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THIS AGREEMENT.

10.5Insurance. Each Party shall maintain an appropriate level of insurance, either through insurance policies, self insurance, or a mixture thereof, sufficient to cover its liabilities and obligations under this Agreement.

11. CONFIDENTIALITY

11.1Confidential Information. The Parties have given to each other prior to the Effective Date, and, in connection with this Agreement, may in the future provide to each other Confidential Information. As used herein, “Confidential Information” shall mean any information of a confidential and proprietary nature disclosed prior to the Effective Date or during the Term by or on behalf of a Party to this Agreement to the other Party, either directly or indirectly, whether in graphic, written, electronic or oral form, identified at the time of disclosure as confidential, or which would reasonably be understood or otherwise deemed to be confidential. It is agreed and understood that the terms of this Agreement shall be deemed the Confidential Information of each of the Parties,

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

and that all reports and other information provided by or on behalf of a Party to this Agreement shall be deemed the Confidential Information of such Party.

11.2Confidentiality and Non-Use. Subject to Section 11.3 and Section 11.4, the recipient of a disclosing Party’s Confidential Information shall maintain such Confidential Information in strict trust and confidence, and shall disclose such Confidential Information only to its Representatives, attorneys, accountants and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein. Subject to Section 11.3 and Section 11.4, the recipient of the disclosing Party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement (including the right to use and disclose such Confidential Information in applications and filings to Regulatory Authorities), unless otherwise mutually agreed in writing. The recipient of the other Party’s Confidential Information shall protect and keep secret such Confidential Information using the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

11.3Exclusions. Confidential Information shall not include information that: (a) is in the recipient’s possession prior to receipt from the disclosing Party, as evidenced by the recipient’s contemporaneous records; (b) is or becomes, through no fault of the recipient, publicly known; (c) is furnished to the recipient by a Third Party without breach of a duty to the disclosing Party; or (d) is independently developed by the recipient without use of, application of or access to the disclosing Party’s Confidential Information, as evidenced by the recipient’s contemporaneous records.

11.4 Authorized Disclosure. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances; provided, that the recipient, to the extent possible, shall give the disclosing Party prior written notice (or, to the extent prior notice is not possible, written notice as soon as possible) of the proposed disclosure and shall cooperate fully with the disclosing Party to minimize the scope of any such required disclosure, to the extent possible and in accordance with Applicable Law: (a) prosecuting or defending litigation; (b) complying with applicable governmental laws and regulations or rules of a securities exchange; and (c) if otherwise legally compelled to disclose such Confidential Information. In the event of a limited disclosure of the disclosing Party’s Confidential Information under this Section 11.4, the receiving Party shall continue to treat such information as the disclosing Party’s Confidential Information for all other purposes and subject to this Section 11.

11.5Termination. All obligations of confidentiality and non-use imposed under this Section 11 shall expire ten (10) years after the date of expiration or termination of this Agreement.

12.TERM AND TERMINATION

12.1 Term. The term of this Agreement shall commence on the Effective Date and continue in full force and effect for a period of three (3) years (“Term”). The Term may be extended upon mutual written agreement of the Parties.

12.2 Work Orders

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

12.2.1 Each Work Order shall commence on the effective date thereof and shall terminate upon the completion of the Services specified thereunder unless earlier terminated in accordance with Section 12.3. If the term of a Work Order extends past the expiry of this Agreement, the applicable terms and conditions of this Agreement shall continue in full force and effect until completion of such Work Order.

12.2.2 Expiration or earlier termination of any one (1) Work Order pursuant to Section 12.3 shall not affect the effectiveness of any other Work Order and each effective Work Order shall continue in full force and effect unless specifically terminated or expired under the terms of such Work Order and/or this Agreement.

12.3 Termination Rights

12.3.1 Insolvency. This Agreement may be terminated by either Party upon written notice if the other Party: (a) files in any court pursuant to any statute a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such Party, or of its assets; (b) proposes a written agreement of composition for extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding which is admitted in the court; or (d) makes an assignment for the benefit of its creditors. The Party affected shall immediately notify the other Party in writing of the occurrence of any of the foregoing events.

12.3.2 Material Breach. A Party may terminate this Agreement for material breach by the other Party, provided that the non-breaching Party shall give the breaching Party written notice of such breach and if the breaching Party fails to cure the breach within thirty (30) calendar days following receipt of such written notice, then the non-breaching Party may immediately terminate this Agreement.

12.3.3 Mutual Agreement. This Agreement and any Work Order may be terminated upon mutual written agreement of the Parties.

12.4 Effect of Termination

12.4.1 Termination of Work Orders. The termination of this Agreement shall automatically and without further action by either Party terminate all Work Orders that are outstanding on the effective date of termination; however, termination of any Work Order shall not terminate this Agreement.

12.4.2 Payment of Amounts Due. Expiration or termination of this Agreement or any Work Order for any reason shall not exempt Marker from paying to Supplier any amounts owing at such time. Supplier shall provide a final invoice to Marker, which invoice shall be paid in accordance with Section 7.2.

12.4.3 Return of Property. Each Party shall promptly return, or at the other Party’s request destroy, any Confidential Information of the other Party in such Party’s possession or control at such time within thirty (30) calendar days following the termination (provided that each Party may retain one (1) copy solely to the extent required by Applicable Law) and Supplier shall promptly return to Marker, at Marker’s expense, any unused Marker Materials that are in Supplier’s possession or control, if any.

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

12.4.4 Assistance. In the event this Agreement is terminated by Marker, Supplier shall provide all reasonable assistance for further reasonable cost to Marker to facilitate the orderly transfer of the provision of Services to Marker or to enable a Third Party to commence the provision of all or part of the Services.

12.5 Survival. Termination or expiration of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto, nor shall it prejudice any rights and remedies of either Party under this Agreement or in law or in equity. Sections 1, 4.5, 4.6, 4.7, 6, 8, 9.3.1, 10, 11, 12.4, 12.5, 14, 15, and 16 shall survive the termination or expiration of this Agreement.

13.[Section intentionally left blank]

14.RECORDS AND INSPECTIONS

14.1Records. Supplier shall and shall cause its Permitted Subcontractors to maintain clear, complete, accurate, and up to date records of all Services provided in connection with this Agreement, including all time, costs and expenses incurred in the provision of the Services, and all personnel, and materials used in connection with the provision of the Services (“Records”). Supplier shall maintain such Records in a stable form for the period required by Applicable Law, or if not legally required, for a period of five (5) years after completion of the applicable Work Order. Supplier shall promptly deliver all Records to Marker at any time at Marker’s request. Without limiting the foregoing, Supplier shall maintain any production, control, or distribution Records, and any information associated with a Batch, for at least one (1) year after the expiration date of the Batch, and Supplier will maintain all Records for all components, drug product containers, closures, and labeling for at least one (1) year after the expiration date.

14.2 Audits. Upon at least thirty (30) calendar days prior written notice from Marker, but no more than once per year during the Term, except for justifiable cause, Supplier shall make available or cause its Permitted Subcontractors to make available, to Marker and its Representatives: (a) the Records; (b) Supplier’s facilities; or (c) the facilities of its Permitted Subcontractors, solely to ascertain compliance by Supplier with the terms of this Agreement, the Quality Agreement or any applicable Work Order (each, an “Audit”). An Audit shall not exceed three (3) Business Days and shall be conducted by no more than two (2) auditors. Supplier shall cooperate fully with such Audit and shall be reimbursed for its reasonable costs for such Audit. Supplier may reasonably restrict Marker’s and its Representatives’ access to the facility as it deems necessary. Marker and its Representatives shall comply with all applicable Supplier policies and procedures while on site at Supplier. In addition, on a monthly basis Supplier will provide to Marker complete and accurate Records reflecting the then-current financial condition of Supplier (including with respect to Supplier’s working capital, income, revenues, and expenses). Supplier agrees to promptly (and in all cases within forty eight (48) hours) notify Marker of any material change to Supplier’s financial condition.

14.3Regulatory Authority Inspections. Supplier shall facilitate on-site inspections of its facility conducted by Regulatory Authorities. If Supplier receives any notice or request from an applicable Regulatory Authority relating to an inspection of its Records or facilities, Supplier shall notify Marker in writing within five (5) Business Days of receipt thereof, to the extent such inspection relates to the provision of the Services. To the extent not prohibited by the applicable Regulatory Authority, Supplier shall permit (and shall cause its Permitted Subcontractors to permit)

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

Marker and/or its designated Representatives to be present for any such inspection and shall provide Marker with a copy of all correspondence and reports or such other materials that it or its Permitted Subcontractor(s) receives from such Regulatory Authority in connection therewith within five (5) Business Days of receipt. Supplier may redact any other customer information from such correspondence and reports prior to providing such to Marker. Any expenses or costs incurred by Supplier for Regulatory Authority inspections that are directly related to the Product shall be borne by Marker.

14.4 Notice of Regulatory Actions. Supplier shall inform Marker of any regulatory or government actions (including but not limited to warning letters) or change in the regulatory status (including but not limited to the GMP compliance status) of any part of its (or its Permitted Subcontractor’s) facilities within five (5) Business Days of becoming aware thereof. To the extent Supplier sends any comments or responses to any Regulatory Authority or other competent government authority in relation thereto, Supplier shall, unless prohibited by Applicable Law, allow Marker to review and comment on any such comments or responses that solely relate to the Products or Services under this Agreement reasonably in advance of submission.

15.DISPUTE RESOLUTION

15.1 Exclusive Dispute Resolution Mechanism. The Parties and Guarantors agree the procedures set forth in this Section 15 shall be the exclusive mechanism for resolving any disputes, controversies or claims (collectively, “Disputes”) between the Parties and/or Guarantors that arise from time to time pursuant to this Agreement relating to any Party’s or Guarantor’s rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties or Guarantors.

15.2 Executive Resolution. Any Dispute, other than Disputes regarding quality under the Quality Agreement, must first be submitted to the officers designated below, or their appointed representatives, for attempted resolution by good faith negotiations for a period of at least thirty (30) calendar days.

For MarkerCEO (or the CEO’s designee)

For SupplierCEO (or the CEO’s designee)

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

If the representatives of the Parties or Guarantors designated in accordance with the above are not able to resolve any Dispute within such thirty (30) calendar day period, either Party or Guarantor (as applicable) may invoke the provisions set forth in Section 15.3. The Parties agree to comply with any Dispute process set forth in the Quality Agreement for all quality related Disputes.

15.3 Jurisdiction and Venue. Each Party and Guarantor irrevocably and unconditionally: (a) consents and submits to the jurisdiction of the state and federal courts located in the County of Harris, Texas, for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such State or Federal court located in the County of Harris, Texas; and (c) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such State or Federal court. Each Party and Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party and Guarantor irrevocably consents to service of process in the manner provided for notices in Section 16.8 other than by electronic mail. Nothing in this Agreement will affect the right of any Party or Guarantor to serve process in any other manner permitted by Applicable Law. EACH PARTY AND GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.4 Preliminary Injunctions. Notwithstanding anything herein to the contrary, a Party or Guarantor may seek equitable relief, including a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the court(s) on the ultimate merits of any Dispute.

15.5Confidentiality. All proceedings and decisions of the court(s) shall be deemed Confidential Information of each of the Parties and shall be subject to Section 11 hereof.

16. MISCELLANEOUS

16.1 Entire Agreement. The Parties and Guarantors acknowledge that this Agreement, together with all Work Orders, the MTA, and the Quality Agreement sets forth the entire agreement and understanding of the Parties and Guarantors and except as set out herein, supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. In the event of a conflict between a term or condition of the MTA and a term or condition of this Agreement, the term or condition of this Agreement shall control. The Quality Agreement shall control with respect to all matters expressly set forth therein.

16.2 Publicity; Use of Names. Except as permitted under Section 11, neither Party nor any Guarantor shall issue, publish, or disseminate or cause to be issued, published or disseminated any press release or public communication relating to this Agreement, its terms or any of the

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

transactions contemplated herein, or use the name of the other Party or any Guarantor without the prior written consent of the other Party or Guarantor (as applicable).

16.3 Governing Law. This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of Texas, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties and Guarantors.

16.4 Further Assurances. From time to time on and after the Effective Date, each Party and the Guarantors shall at the reasonable request of the other Party: (a) deliver to such other Party such records, data or other documents consistent with the provisions of this Agreement; (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all such other actions, as such other Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

16.5 Independent Contractors. The relationship of Marker, its Affiliates, Supplier, and the Guarantors established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between Marker or its Affiliates, on the one hand, and Supplier or any Guarantor, on the other hand. Neither Party nor any Guarantor shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

16.6 Assignment. Neither Party may assign or transfer this Agreement in whole or in part without the prior written consent of the other Party, except that either Party may make an assignment of this Agreement, without the other Party’s consent to an Affiliate or to a Third Party successor to all or substantially all of the business or product to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction; provided that any such permitted successor or assignee is obligated pursuant to a written agreement to assume performance of this Agreement or such rights and obligations. Any permitted assignment shall be binding on the successors of the assigning Party. No Guarantor shall have the right to assign or transfer this Agreement or any of its obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Marker, which may be granted or withheld in Marker’s sole discretion. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.6 shall be null and void.

16.7 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than the Parties and the parties indemnified pursuant to Section 10 and there are no intended Third Party beneficiaries except for the parties indemnified pursuant to Section 10.

16.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to be received: (a) four (4) Business Days after mailing when mailed by registered or certified mail, postage prepaid; (b) one (1) Business Day after delivery to reputable overnight delivery service; (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day; or

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

(d) upon receipt when delivered by hand or by messenger, addressed as follows, or to such other addresses as the parties may provide each other from time to time:

If to Marker:	Marker Therapeutics, Inc. 9350 Kirby Drive, Suite 300 Houston TX 77054 Attn: Juan Vera, President and CEO Email: [****]

If to Cell Ready:	Wilson Wolf Manufacturing 2100 Old Highway 8 NW St. Paul, MN 55112 Attn: John Wilson Email: [****]

16.9 Costs and Expenses. Except as otherwise provided in this Agreement, each Party and Guarantor shall bear its own costs and expenses (including legal and accounting fees) arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

16.10 Amendment. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the Party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

16.11 No Waiver. Any delay or failure by a Party to enforce its rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except only in the event of an express written and signed waiver as to a particular matter for a particular period of time. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

16.12 Severability. If any provision of this Agreement or any other document delivered under this Agreement is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or enforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction, unless the effect of rendering such provision ineffective would be to substantially deviate from the expectations and intent of the respective Parties and Guarantors in entering into this Agreement. In the event any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the same shall be amended and interpreted so as best to accomplish the Parties’ and Guarantors’ original intent (within the limits of Applicable Law), so as not to affect the validity or enforceability of this Agreement.

16.13 Construction of this Agreement. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense identified with the phrase “and/or.” When used in this Agreement, “including” shall mean “including without limitation”. References to either Party include the

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

successors and permitted assigns of that Party. References to either Guarantor include the successors and permitted assigns of that Guarantor. All references to the singular shall include the plural where applicable. References to a “Section” shall be to such section in this Agreement and shall be deemed to include all subsections therein. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The Parties and Guarantors have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement shall be construed against either Party or any Guarantor on the basis that the Party or Guarantor drafted this Agreement or any provision thereof. The official text of this Agreement and any schedules hereto, any notice given or accounts or statements required by this Agreement and any dispute proceeding related to or arising hereunder, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language. References herein to “this Agreement” shall include this Agreement and the executed Work Orders.

16.14 Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one (1) and the same instrument. This Agreement shall become binding when any number of counterparts, individually or taken together, shall bear the signatures of both Parties and both Guarantors. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf’ or “.tiff’ files and any facsimile or electronic signature shall constitute an original for all purposes.

[Signature Page Follows]

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

Marker Therapeutics, Inc.	Cell Ready LLC
By: /s/Juan Vera	By: /s/John Wilson
Name: Juan Vera	Name: John Wilson
Title: Chief Executive Officer	Title: Chief Executive Officer

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

SCHEDULE 1

FORM OF WORK ORDER

WORK ORDER #

THIS WORK ORDER (the “Work Order”) is made and entered into as of this                day of                (the “Effective Date”) by and between Marker Therapeutics, Inc., a Delaware corporation with offices at 9350 Kirby Drive, Suite 300, Houston TX 77054 (hereinafter referred to as “Marker”) and Cell Ready, LLC., a Minnesota corporation having a principal place of business at 2100 Old Highway 8 NW St. Paul, MN 55112 (hereinafter referred to as “Supplier”). Marker and Supplier may be referred to individually, as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, Marker and Supplier entered into that certain Master Services Agreement for Product Supply dated February 22, 2023 (the “Master Services Agreement”), which allows Marker to request services from Supplier from time to time.

WHEREAS, in accordance with Section 2.2 of the Master Services Agreement, this Work Order sets out the Services to be supplied by Supplier to Marker.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

17.INTERPRETATION

17.1 This Work Order incorporates the terms of the Master Services Agreement by reference. All defined terms in the Master Services Agreement shall have the same meaning in this Work Order unless otherwise stated.

18.TERM AND TERMINATION

18.1 This Work Order shall commence on the Effective Date set out above and shall expire upon the completion of the supply of the Services unless terminated earlier in accordance with the Master Services Agreement.

19.SERVICES AND SERVICE CHARGES

19.1Supplier shall provide the Services and Deliverables as set out in Appendix A to this Work Order to Marker.

19.2 Service Charges for the provision of the Services under this Work Order shall be [for a total sum anticipated not to exceed [ ] as set out in Appendix B to this Work Order.

20.PAYMENT TERMS

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

20.1 All invoices for payment under this Work Order shall be submitted to:

Marker Therapeutics, Inc.

Address: 9350 Kirby Drive, Suite 300, Houston TX 77054

[****]

Supplier invoices under this Work Order shall be made payable to:

Bank Account no:	[****]
Name and Address of Bank:	[****]
US Routing no:	[****]
Swift Code:	N/A
Name and Address of a/c Holder:	[****]

21.ADDITIONAL TERMS AND CONDITIONS

21.1Any terms and conditions additional to those set out above and in the Master Services Agreement are set out in Appendix C to this Work Order.

[Signature Page Follows]

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Work Order as of the Effective Date.

Marker Therapeutics, Inc.		Cell Ready LLC

By:	[TEMPLATE - DO NOT SIGN]	By:	[TEMPLATE - DO NOT SIGN]

Name: Juan Vera		Name: John Wilson

Title: President and CEO		Title: CEO

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

APPENDIX A TO WORK ORDER #

(SERVICES)

[INSERT DESCRIPTION OF THE SERVICES TO BE PROVIDED UNDER THE WORK ORDER INCLUDING ANY DELIVERABLES AND ANY TIMELINE/ PROJECT MILESTONES AGREED.]

[ATTACH/INSERT ANY AGREED DESCRIPTION OF SERVICES REQUIREMENTS, PRODUCT REQUIREMENTS, SPECIFICATIONS, ANY DELIVERABLES OR ANY EXCEPTION TO GMP REQUIREMENT.]

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

APPENDIX B TO WORK ORDER #

(SERVICE CHARGES)

PART A: SERVICE CHARGES

[ADD DETAILS OF SERVICE CHARGES (SPECIFY CURRENCY) OR INSERT DOCUMENT THAT SPECIFIES THE SERVICE CHARGES/BUDGET.]

PART B: PAYMENT INTERVALS

[INSERT THE DATES OR EVENTS ON WHICH INSTALMENTS ARE TO BE INVOICED AND THE AMOUNT OF EACH INSTALLMENT.]

Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. Omissions are designated as “****”. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

APPENDIX C TO WORK ORDER #

(ADDITIONAL TERMS AND CONDITIONS)